SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               CLS ADVISORONE FUNDS
                (Name of Registrant as Specified In Its Charter)

                                      SAME
         (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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         0-11(1).

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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



                          [CLS ADVISORONE LETTERHEAD]



{Date}


{Name of Registered Representative}
{Address}
{City}, {ST} {Zip}


Dear {Name of Registered Representative}:

We wanted to inform you that the CLS AdvisorOne Funds are holding a special meeting of shareholders on December 22, 1999 to vote on a proposed reorganization, interim investment advisory agreements and any other business properly brought before the meeting. At the meeting, shareholders will be asked to vote on a proposal to reorganize the Amerigo Fund and the Clermont Fund into newly-created, separate investment portfolios of The Orbitex Group of Funds (the "New Orbitex Funds"). The proposed reorganization is related to the pending merger of Clarke Lanzen Skalla Investment Firm, Inc. ("CLS Investment Firm") with and into a newly-created, wholly-owned, indirect subsidiary of Orbitex Financial Services Group, Inc. ("New Advisor"). At the meeting, shareholders also will be asked to vote on interim investment advisory agreements between the CLS AdvisorOne Funds and New Advisor, which would be effective for the period from the date on which the merger of CLS Investment Firm with and into New Advisor occurs through the date on which the reorganization occurs.

The New Orbitex Funds will have substantially the same investment goals, policies and strategies as those of the Amerigo and Clermont Funds. The New Orbitex Funds' investment advisor will be New Advisor, which will employ the same portfolio manager and other key management personnel as those employed by CLS Investment Firm. New Advisor is expected to have the same name as CLS Investment Firm.

The proxy statement describing the proposals and a sample proxy card are enclosed for your reference. The proxy statements and proxy cards are being mailed to shareholders on or about November 30, 1999. If you have any questions about the proxy statement or any related matters, please do not hesitate to call the CLS AdvisorOne Funds at (888) 455-4244.

Very truly yours,

W. Patrick Clarke
President

Enclosures

                           [CLS ADVISORONE LETTERHEAD]



{Date}


{Contact Name}
{Name of Brokerage Firm}
{Address}
{City}, {ST} {Zip}


Dear {Contact Name at Brokerage Firm}:

We wanted to inform you that the CLS AdvisorOne Funds are holding a special meeting of shareholders on December 22, 1999 to vote on a proposed reorganization, interim investment advisory agreements and any other business properly brought before the meeting. At the meeting, shareholders will be asked to vote on a proposal to reorganize the Amerigo Fund and the Clermont Fund into newly-created, separate investment portfolios of The Orbitex Group of Funds (the "New Orbitex Funds"). The proposed reorganization is related to the pending merger of Clarke Lanzen Skalla Investment Firm, Inc. ("CLS Investment Firm") with and into a newly-created, wholly-owned, indirect subsidiary of Orbitex Financial Services Group, Inc. ("New Advisor"). At the meeting, shareholders also will be asked to vote on interim investment advisory agreements between the CLS AdvisorOne Funds and New Advisor, which would be effective for the period from the date on which the merger of CLS Investment Firm with and into New Advisor occurs through the date on which the reorganization occurs.

The New Orbitex Funds will have substantially the same investment goals, policies and strategies as those of the Amerigo and Clermont Funds. The New Orbitex Funds' investment advisor will be New Advisor, which will employ the same portfolio manager and other key management personnel as those employed by CLS Investment Firm. New Advisor is expected to have the same name as CLS Investment Firm.

The proxy statement describing the proposals and a sample proxy card are enclosed for your reference. The proxy statements and proxy cards are being mailed to shareholders on or about November 30, 1999. If you have any questions about the proxy statement or any related matters, please do not hesitate to call the CLS AdvisorOne Funds at (888) 455-4244.

Very truly yours,

W. Patrick Clarke
President

Enclosures